EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Directors
Gain Capital Holdings, Inc.
Bedminster, NJ 07921

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-208175) and Form S-8 (No. 333-171841) of Gain Capital Holdings, Inc. of our report dated March 15, 2016, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting of Gain Capital UK Limited, which appears in this Annual Report on Form 10-K/A of Gain Capital Holdings, Inc.

/s/ BDO LLP

BDO LLP
London, United Kingdom
May 2, 2016